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Exhibit 99.6

CONSENT OF LEHMAN BROTHERS

        We hereby consent to the use of our opinion letter dated January 7, 2007, to the Board of Directors of The Houston Exploration Company (the "Company") attached as Annex C to Forest Oil Corporation's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Summary—Opinions of Financial Advisors" and "The Merger—Opinion of Houston Exploration's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

LEHMAN BROTHERS INC.
By:	/s/ LEHMAN BROTHERS
Date:	February 8, 2007

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CONSENT OF LEHMAN BROTHERS